                                             EXHIBIT 99.1 (FINANCIAL STATEMENTS)

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of MineShare, Inc:

We have audited the accompanying consolidated balance sheets of MineShare, Inc., (a California corporation) as of December 31, 1999 and 1998, and the related consolidated statements of operations, preferred stock and shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MineShare, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit of $20,539,224 as of December 31, 1999, and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Arthur Andersen LLP



Los Angeles, California
June 7, 2000

MINESHARE, INC.

Consolidated Balance Sheets
December 31, 1999 and 1998
(In thousands)

                                     Assets

                                                                  1999             1998
                                                                --------         --------
Current assets:
  Cash and cash equivalents                                     $    761         $  1,069
  Accounts receivable, net of allowance for doubtful
    accounts of $20 in 1999 and $0 in 1998                           654              790
  Prepaid expenses and other                                          39               88
                                                                --------         --------
        Total current assets                                       1,454            1,947
                                                                --------         --------
Property and equipment, net of accumulated
  depreciation and amortization                                    1,316            1,216

Deposits and other                                                    70              115
                                                                --------         --------
                                                                $  2,840         $  3,278
                                                                ========         ========

             Liabilities, Preferred Stock and Shareholders' Deficit

Current liabilities:
  Lines of credit                                               $     --         $     48
  Accounts payable                                                   562              400
  Accrued liabilities                                                159              380
  Accrued employee benefits                                          305              330
  Deferred revenue                                                   241              164
  Current portion of long-term debt                                  317               95
  Current portion of capital lease obligations                         6                3
                                                                --------         --------
        Total current liabilities                                  1,590            1,420
                                                                --------         --------
Capital lease obligations, net of current portion                     28               20
Long-term debt, net of current portion                               595              412
                                                                --------         --------
        Total liabilities                                          2,213            1,852
                                                                --------         --------
Commitments (Note 7)

Series A preferred stock, no par value:
  Authorized -- 2,820 shares
  Issued and outstanding--2,620 shares in 1999 and 1998
  Liquidation preference of $2,570                                 2,552            2,552
Series B redeemable preferred stock, no par value:
  Authorized -- 6,350 shares
  Issued and outstanding--6,344 shares in 1999 and 1998
  Liquidation preference of $6,500                                 6,478            6,463
Series C redeemable preferred stock, no par value:
  Authorized -- 8,750 shares
  Issued and outstanding--8,210 shares in 1999
    and 0 shares in 1998
  Liquidation preference of $12,200                               12,149               --

Shareholders' deficit:
  Common stock, no par value:
    Authorized -- 36,500 shares
    Issued and outstanding--4,720 shares in 1999
      and 4,471 in 1998                                               33               --
  Common stock in treasury at cost--450 shares in 1999
    and 0 shares in 1998                                             (45)              --
  Note receivable from sale of common stock                           (1)             (74)
  Accumulated deficit                                            (20,539)          (7,515)
                                                                --------         --------
        Total shareholders' deficit                              (20,552)          (7,589)
                                                                --------         --------
                                                                $  2,840         $  3,278
                                                                ========         ========

The accompanying notes are an integral part of these consolidated balance sheets.

MINESHARE, INC.

Consolidated Statements of Operations
For the Years Ended December 31, 1999 and 1998
(In thousands, except per share data)

                                                            1999             1998
                                                          --------         --------
Revenues:
  Licensing revenue                                       $  1,080         $  1,585
  Professional service and training                            875              860
  Maintenance revenue                                          376              109
                                                          --------         --------
                                                             2,331            2,554

Cost of revenues:
  Cost of licensing revenue                                     12               18
  Cost of professional service and training                    883              886
  Cost of maintenance revenue                                  183               31
                                                          --------         --------
                                                             1,078              935
                                                          --------         --------
        Gross profit                                         1,253            1,619
                                                          --------         --------

Sales and marketing                                          8,361            3,852

General and administrative                                   1,952            1,159

Research and development expenses                            3,888            2,284
                                                          --------         --------
                                                            14,201            7,295
                                                          --------         --------
        Loss from operations                               (12,948)          (5,676)

Interest income (expense), net                                 (44)             103
Other expenses                                                  (6)              --
                                                          --------         --------
        Net loss before provision for income taxes         (12,998)          (5,573)

Provision for income taxes                                       4                2
                                                          --------         --------
        Net loss                                          $(13,002)        $ (5,575)
                                                          ========         ========
Basic and diluted net loss per share                      $  (2.84)        $  (1.31)
                                                          ========         ========
Weighted average shares outstanding used
  in basic and diluted per share calculation                 4,578            4,267
                                                          ========         ========


The accompanying notes are an integral part of these consolidated financial statements.

                                 MineShare, Inc.

      Consolidated Statements of Preferred Stock and Shareholders' Deficit

                 For the Years Ended December 31, 1999 and 1998

                                 (In thousands)


                                                                              Preferred Stock
                                        --------------------------------------------------------------------------------------------
                                                 Series A                         Series B                       Series C
                                        ----------------------------    ----------------------------    ----------------------------
                                          Shares           Amount          Shares          Amount          Shares         Amount
                                        ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1997                     2,620    $      2,539              --             $--              --             $--

Issuance of common stock                          --              --              --              --              --              --

Issuance of series B preferred stock              --              --           6,344           6,463              --              --

Fair market value of warrants
   issued with note payable                       --              13              --              --              --              --

Net loss                                          --              --              --              --              --              --
                                        ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1998                     2,620           2,552           6,344           6,463              --              --
                                        ------------    ------------    ------------    ------------    ------------    ------------
Repurchase of
  common stock at cost (Note 6)                   --              --              --              --              --              --

Proceeds from exercise of
   common stock options                           --              --              --              --              --              --

Issuance of Series C
  preferred stock                                 --              --              --              --           8,210          12,142

Fair market value of
  warrants issued with
  note payable                                    --              --              --              --              --              --

Accretion of redemption rights
  on Series B and C redeemable
  preferred stock                                 --              --              --              15              --               7

Net loss                                          --              --              --              --              --              --
                                        ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1999                     2,620        $  2,552           6,344        $  6,478           8,210        $ 12,149
                                        ============    ============    ============    ============    ============    ============



                                                                                  Common Stock                Note
                                                Common Stock                      in Treasury               receivable
                                        ----------------------------     -----------------------------      from sale
                                           Shares          Amount           Shares           Amount          of stock
                                        ------------    ------------     ------------     ------------     ------------
Balance, December 31, 1997                     3,640    $        (83)              --              $--     $         (1)

Issuance of common stock                         831              83               --               --              (73)

Issuance of series B preferred stock              --              --               --               --               --

Fair market value of warrants
   issued with note payable                       --              --               --               --               --

Net loss                                          --              --               --               --               --
                                        ------------    ------------     ------------     ------------     ------------
Balance, December 31, 1998                     4,471              --               --               --              (74)
                                        ------------    ------------     ------------     ------------     ------------
Repurchase of
  common stock at cost (Note 6)                   --              --             (450)             (45)              73

Proceeds from exercise of
   common stock options                          249              25               --               --               --

Issuance of Series C
  preferred stock                                 --              --               --               --               --

Fair market value of
  warrants issued with
  note payable                                    --               8               --               --               --

Accretion of redemption rights
  on Series B and C redeemable
  preferred stock                                 --              --               --               --               --

Net loss                                          --              --               --               --               --
                                        ------------    ------------     ------------     ------------     ------------
Balance, December 31, 1999                     4,720    $         33             (450)    $        (45)    $         (1)
                                        ============    ============     ============     ============     ============



                                        Accumulated
                                          deficit           Total
                                        ------------     ------------
Balance, December 31, 1997              $     (1,940)    $     (2,024)

Issuance of common stock                          --               10

Issuance of series B preferred stock              --               --

Fair market value of warrants
   issued with note payable                       --               --

Net loss                                      (5,575)          (5,575)
                                        ------------     ------------
Balance, December 31, 1998                    (7,515)          (7,589)
                                        ------------     ------------
Repurchase of
  common stock at cost (Note 6)                   --               28

Proceeds from exercise of
   common stock options                           --               25

Issuance of Series C
  preferred stock                                 --               --

Fair market value of
  warrants issued with
  note payable                                    --                8

Accretion of redemption rights
  on Series B and C redeemable
  preferred stock                                (22)             (22)

Net loss                                     (13,002)         (13,002)
                                        ------------     ------------
Balance, December 31, 1999              $    (20,539)    $    (20,552)
                                        ============     ============

MINESHARE, INC.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1999 and 1998
(In thousands)

                                                                         1999                 1998
                                                                     ------------         ------------
Cash flows from operating activities:
  Net loss                                                               $(13,002)            $ (5,575)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                           343                  130
      Loss on disposal of property and equipment                               34                    1
      Forgiveness of note receivable on common stock (Note 6)                  31                   --
      Amortization of warrant imputed interest                                 14                    1

    Changes in operating assets and liabilities:
      Accounts receivable                                                     136                 (736)
      Prepaid expenses and other                                               49                   10
      Deposits and other                                                       45                  (93)
      Accounts payable                                                        162                  282
      Accrued liabilities                                                    (300)                 685
      Deferred revenue                                                         77                 (196)
                                                                     ------------         ------------
        Net cash used in operating activities                             (12,411)              (5,491)
                                                                     ------------         ------------
Cash flows from investing activities:
  Purchases of property and equipment                                        (557)                (887)
  Proceeds from sale of property and equipment                                 90                    2
                                                                     ------------         ------------
        Net cash used in investing activities                                (467)                (885)
                                                                     ------------         ------------
Cash flows from financing activities:
  Net proceeds from the issuance of preferred stock                        12,142                6,463
  Proceeds from exercise of common stock options                               25                   10
  Repurchase of common stock                                                   (2)                  --
  Proceeds from long-term debt                                                648                  519
  Proceeds from lines of credit                                                --                   48
  Payments on long-term debt and capital leases                              (243)                  (4)
                                                                     ------------         ------------
        Net cash provided by financing activities                          12,570                7,036
                                                                     ------------         ------------

Increase (decrease) in cash and cash equivalents                             (308)                 660

Cash and cash equivalents, beginning of year                                1,069                  409
                                                                     ------------         ------------
Cash and cash equivalents, end of year                               $        761         $      1,069
                                                                     ============         ============

The accompanying notes are an integral part of these consolidated financial statements.

MINESHARE, INC.

Consolidated Statements of Cash Flows
For the Years Ended December 31, 1999 and 1998
(In thousands)

                                                             1999           1998
                                                           --------        -------
Supplemental disclosure of cash flow information
  cash paid during the year for:

  Interest                                                 $    168        $    35
                                                           ========        =======
  Income taxes                                             $     22        $     2
                                                           ========        =======
Non-cash financing activities:

Equipment purchased under capital lease                    $     15        $    23
                                                           ========        =======
Repurchase of common stock through the cancellation
  of note receivable                                       $     43        $    --
                                                           ========        =======
Accretion of redemption rights on Series B and C
  redeemable preferred stock                               $     22        $    --
                                                           ========        =======
Common stock issued for note receivable                    $     --        $    73
                                                           ========        =======
Issuance of series A warrants for interest                 $      8        $    13
                                                           ========        =======


The accompanying notes are an integral part of these consolidated financial statements.

MINESHARE, INC.


Notes to Consolidated Financial Statements
December 31, 1999


1.      Line of Business and Background

MineShare, Inc., (the Company) a California corporation, develops, markets and sells a suite of Enterprise Business Intelligence software for medium and large sized businesses. The Company's software is designed to provide access to corporate information via an interactive reporting tool and intelligent information portal built on an integrated architecture, using a common scalable systems architecture.

During the latter part of 1999, the Company completed the development of software that enables the use of the Company's legacy suite of software to provide customer management solutions to e-Businesses to profile, attract, classify, convert, retain and optimize interactions with their e-Customers. The Company began providing these services under application service provider agreements in the year 2000.

In 1999, the Company established MineShare Europe, Limited (MEL), a wholly owned subsidiary based in the United Kingdom. In addition to a sales office, MEL served as a computer consultant and software support for the Company in Europe. MEL was funded by the Company and did not generate revenues in 1999 before it permanently ceased operation at the end of 1999.

2.      Risks and Future Operations

The Company has suffered recurring losses from operations and has an accumulated deficit of approximately $20,539,000 that raises substantial doubt about the Company's ability to continue as a going concern. Management has evaluated its current operations and has focused the Company's efforts and developed plans to generate operating income and sustain the Company's operations through fiscal 2000. Management's plans include the following:

        - The Company is in the process of refocusing its business strategy to serve the growing e-Commerce market.

        - The Company has plans to explore a strategic partnership and/or synergistic merger (Note 10).

        - The Company will seek to raise additional capital as necessary. In March 2000, the Company raised approximately $1,877,000 in proceeds from the issuance of convertible debt (Note 9).

There can be no assurance that the Company's e-commerce efforts, merger with a strategic partner or efforts to raise additional capital will be successful or will enable the Company to raise additional capital to meet its current operating needs. In addition, there can be no assurance that the Company's products will be successful in the new market or that the Company will be able to produce and distribute products in sufficient quantities or at sufficient price levels to make the effort profitable.

3.      Summary of Significant Accounting Policies

        Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

        Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and MEL. All intercompany accounts and transactions have been eliminated in consolidation.

        Translation of Foreign Currencies

        The financial statements of the Company's United Kingdom operation are measured in its local currency and then translated into U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year.

        Use of Estimates

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue Recognition

        The Company accounts for revenue in accordance with Statement of Position (SOP) 97-2, "Software Revenue Recognition" and SOP 98-9 "Modification of SOP 97-2, with respect to certain transactions" issued by the American Institute of Certified Public Accountants. As such, revenues from perpetual software license agreements are recognized provided that all of the following conditions are met: a signed purchase contract has been received, the software has been delivered, there are no material uncertainties regarding customer acceptance, collection of the resulting receivable is deemed probable and no other significant vendor obligations exist. Revenues from Post Contract Customer Support
        (PCS) are deferred and recognized ratably over the term of the support period, generally one year. Software upgrades are included in PCS. Consulting revenues are primarily related to implementation services performed on a time and material basis for the installation of the Company's software products. Revenues from consulting and training services are deferred and recognized as the respective services are performed.

        Cost of license revenues consists primarily of amounts related to product media, manuals, packaging materials, personnel and related shipping costs. Cost of PCS and service revenues consists primarily of salaries, benefits, materials, out of pocket expenses and allocated overhead costs incurred in providing telephone support, consulting services and training to customers.

        Computation of Net Loss per Share

        Net loss per share is calculated by dividing the net loss available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period.

        Common equivalent shares, representing incremental common shares issuable upon the exercises of stock options and warrants and upon conversion of convertible preferred stock, are excluded from the diluted net loss per share calculation as their effect is anti-dilutive.

        Deferred Revenue

        The Company bills for ongoing maintenance and PCS separately from sales of products and records such amounts as deferred revenue when billed. Deferred revenue aggregated $241,000 and $164,000 at December 31, 1999 and 1998, respectively. Revenue under maintenance contracts is recognized ratably over the term of the contract, which is typically twelve months.

        Software Development Costs

        Under the provisions of Statement of Financial Accounting Standards No. 86 (SFAS 86), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed", the Company is required to capitalize software development costs when "technological feasibility" of the product has been established and anticipated future revenues assure recovery of the capitalized amounts. The establishment of the technological feasibility of the Company's software products and the beta release of such software substantially coincides. As a result, software development costs qualifying for capitalization are insignificant and, therefore, not capitalized.

        Property and Equipment

        Property and equipment are stated at acquisition cost, net of accumulated depreciation and amortization, which is computed using the straight-line method over an estimated life of five years. The Company capitalizes expenditures which materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operations. Property and equipment consist of the following at December 31, 1999 and 1998 (in thousands):

                                                  1999                1998
                                                -------             -------
        Computer hardware and software          $ 1,525             $ 1,072
        Furniture and fixtures                      226                 264
        Leasehold improvements                       66                  50
                                                -------             -------
                                                  1,817               1,386
        Less -- Accumulated depreciation
            and amortization                       (501)               (170)
                                                -------             -------
                                                $ 1,316             $ 1,216
                                                =======             =======

        Income Taxes

        The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the year in which the differences are expected to reverse.

        Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period.

        The entire deferred tax asset of approximately $8,185,000 and $2,859,000 in 1999 and 1998, respectively, has been fully reduced by a valuation allowance. The Company establishes valuation allowances in accordance with SFAS 109. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as a reassessment indicates it is more likely than not that the benefits will be realized.

        The effective tax rate is different than the statutory federal income tax rate in 1999 and 1998 due to the effect of state taxes, deferred revenue, permanently non-deductible items (such as meals and entertainment expenses and tax credit adjustments) and net loss not benefited.

        A corporation that undergoes a "change of ownership' pursuant to Section 382 of the Internal Revenue Code is subject to limitations on the amount of its net operating loss carry forwards which may be used in the future. In addition, the use of certain other deductions attributable to events occurring in periods before such an ownership change may also be limited. No assurance can be given that an ownership change will not occur as a result of transactions the Company intends on entering into. If a "change in ownership" for income tax purposes occurs, the Company's ability to use certain tax attributes could be postponed or reduced. At December

        31, 1999, the Company had a net operating loss carryforward of approximately $20,491,000 available for federal income tax purposes, which expires beginning in 2017.


        Stock-Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

        Concentration of Risk

        Four customers accounted for 17 percent, 15 percent, 13 percent and 10 percent, respectively, of revenues for the year December 31, 1999. One customer accounted for 13 percent of revenues for the year ended December 31, 1998. As of December 31, 1999, the Company had significant receivable balances from five customers totaling approximately $517,000. As of December 31, 1998, the Company had significant receivable balances from five customers totaling approximately $732,000.

4.      Lines of Credit

The Company has a $50,000 revolving line of credit facility with a bank at an interest rate of prime plus 3 percent per annum (8.05 percent as of December 31, 1999) and matures each February. This line of credit is guaranteed by a shareholder. No amounts were outstanding as of December 31, 1999.

The Company also has a line of credit facility with a bank with maximum borrowings of $1,500,000. The revolving line of credit is available using an eligible accounts receivable formula. It bears interest at the bank's prime rate and is secured by all Company assets. Covenants for minimum ratios, minimum operating results and compensating balances must be met. At December 31, 1999, no amounts were outstanding and the Company was not in compliance with the related covenants. The revolving line of credit expired in January 2000 and was not renewed by the Company.

5.      Long-Term Debt

The Company has an equipment loan facility with a financing company. The loan facility has a maximum borrowing limit of $800,000 at an interest rate of 10 percent per annum. At the date of each advance (the borrowing date), the Company is required to pay the first month's interest and the last month's principal and interest. Interest only payments are for the first four months and then principal and interest for the next 35 months. The Company is also required to make a termination payment equal to 12.5 percent of the original principal amount two months after the final payment of principal and interest. As of December 31, 1999 and 1998, $622,000 and $507,000, respectively, was outstanding under this facility. As part of this equipment loan facility, the Company granted the financing company warrants to purchase approximately 47,000 shares of the Company's Series A Preferred stock at $1.0245 per share. In 1998, $13,000 was capitalized as imputed interest related to the warrants and will be amortized into interest expense over the term of the underlying loan. During 1999 and 1998, $6,000 and $1,000, respectively, was amortized into interest expense. The facility is secured by the Company's equipment.

In February 1999, the Company entered into an additional equipment loan facility with a finance company. The loan facility has a maximum borrowing limit of $1,000,000 at an interest rate of 10 percent per annum. At the date of each advance, the Company is required to pay the first month's interest and the last month's principal and interest. Interest only payments are for the first six months and then principal and interest for the next 30 months. At the end of each loan term the Company has the option of making a termination payment of 10 percent, refinancing the equipment at 40 percent of the original monthly installment or returning the collateral to the lender, subject to a 5 percent remarketing charge. The Company may request advances until April 13, 2000. As of December 31, 1999, $290,000 was outstanding under this facility, which is secured by the Company's equipment.

Future obligations under these agreements as of December 31, 1999, are as follows (in thousands):

        2000                                  $ 317
        2001                                    422
        2002                                    173
                                              -----
                                                912
        Less--Current Portion                  (317)
                                              -----
                                              $ 595
                                              =====

6.      Equity Transactions

        Common Stock

        In January 1998, the Company sold 732,000 shares of restricted common stock to an executive at fair market value of $73,200. A note was issued to this executive in the same amount to facilitate the purchase of common stock and was included in notes receivable from sale of stock in the consolidated statement of shareholders' equity. In 1999, when the executive left the Company, the Company repurchased the unvested common shares at $.10 per share from the executive and forgave the net amount of the note receivable. In addition, 450,000 shares of common stock were repurchased from other employees that left the company for $45,000.

        The Company does not have a formal buyback plan, but at times when employees leave the Company, the unvested portion of restricted common shares are repurchased by the Company at the same price paid by the employees to acquire the shares.

        Preferred Stock

        In February 1997, the Company sold 71,000 shares of Series A preferred stock for $70,000 to a consultant at a price of $.98125 per share.

        In May 1997, the Company completed a private offering of Series A preferred stock. The Company sold 2,549,000 preferred shares at the price of $.98125 per share. The gross proceeds related to the offering was $2,500,000.

        Each share of the Series A preferred stock initially will be convertible at the option of the holder into one share of common stock (subject to certain anti-dilution provisions) at a conversion price of $.98125 per share of common stock. Each share of Series A preferred stock shall be entitled to receive non-cumulative dividends at a rate of 6 percent per annum of the original price if and when declared by the Board of Directors. Each share of Series A preferred stock (on an as-if-converted to common stock basis) is also entitled to receive dividends declared on the common stock. The Series A preferred stock will be voted on an equal basis as the common stock (after computing the number of shares of common stock the Series A preferred stock would be converted into) and is entitled, as a separate class, to elect one member of the Board of Directors. Series A preferred stock has a liquidation preference of $.98125 per share plus all declared and unpaid dividends.

        In April 1998, the Company completed a private offering of Series B preferred stock. The Company sold 6,344,000 preferred shares at the price of $1.0245 per share. The net proceeds related to the offering were $6,463,000, net of offering costs of $47,000.

        Each share of the Series B preferred stock initially will be convertible at the option of the holder into one share of common stock (subject to certain anti-dilution provisions) at a conversion price of $1.0245 per share of common stock. Each share of Series B preferred stock shall be entitled to receive non-cumulative dividends at a rate of 6 percent per annum of the original price if and when declared by the Board of Directors. Each share of preferred stock (on an as-if-converted to common stock basis) is also entitled to receive dividends declared on the common stock. The preferred stock has voting rights on an equal basis as the common stock (after computing the number of shares of common stock the preferred stock would be converted into) and is entitled, as a separate class, to elect one member of the Board of Directors. Series B preferred stock has a liquidation preference of $1.0245 per share plus all declared and unpaid dividends. The holders of a majority of Series B preferred stock, voting as a separate class, may require the Company to redeem the Series B preferred stock at $1.0245 per share beginning April 2003.

        In March 1999, the Company issued $1,700,000 of convertible debt. In April, the debt was converted into 1,144,000 shares of Series C Preferred stock at $1.486 per share. The convertible debt included 20,000 warrants to purchase Series C stock at $1.486 per share expiring 2 years from the date of issuance. The fair value of the warrants was recognized against the Series C Preferred Stock account as a cost of raising capital (Note 8).

        In April 1999 and May 1999, the Company completed a private offering of Series C preferred stock. The Company sold 7,066,000 shares of Series C Preferred stock at $1.486 per share. Total net proceeds related to the offering and the convertible debt offering was $12,141,000, net of offering costs of approximately $59,000.

        Each share of the Series C preferred stock initially will be convertible at the option of the holder into one share of common stock (subject to certain anti-dilution provisions) at a conversion price of $1.486 per share of common stock. Each share of Series C preferred stock shall be entitled to receive non-cumulative dividends at a rate of 7.5 percent per annum of the original price if and when declared by the Board of Directors. Each share of preferred stock (on an as-if-converted to common stock basis) is also entitled to receive dividends declared on the common stock. All preferred stock has voting rights on an equal basis as the common stock (after computing the number of shares of common stock the preferred stock would be converted into) and is entitled, as a separate class, to elect one member of the Board of Directors. Series C preferred stock has a liquidation preference of $1.486 per share plus all declared and unpaid dividends. The holders of a majority of Series C preferred stock, voting as a separate class, may require the Company to redeem the Series C preferred stock at $1.486 per share beginning April 2004.

        The Series B and C redeemable preferred stock both have redemption rights with redemption prices that exceed the amounts recorded at issuance. The excess of the redemption price over the recorded amounts have been accreted to the earliest possible redemption date. The total amount accreted to Series B and C redeemable preferred stock represents $15,000 and $7,000, respectively, for the year ended December 31, 1999.

        On April 9, 1999, the Company amended its articles of incorporation to increase the authorized shares of Common Stock to 36,500,000 and Preferred Series C to 8,750,000 shares.

7.      Commitments

        Lease Commitments

        The Company leases its offices and certain equipment under operating and capital lease agreements that expire at various dates through 2004.

        At December 31, 1999, a total of $38,000 was included in property and equipment that were acquired under capital leases. Minimum future obligations under capital lease agreements as of December 31, 1999 are as follows (in thousands):


                                    Years Ending        Capital
                                    December 31,         Leases
                                    -------------       -------
                                        2000              $ 12
                                        2001                12
                                        2002                12
                                        2003                12
                                        2004                 7
                                                          ----
                                                            55
                                     Less--Amount
                                     Representing
                                     Interest              (21)
                                                          ----

                                                            34
                                     Less--Current
                                     Portion
                                                            (6)
                                                          ----
                                                          $ 28
                                                          ====

Minimum future obligations under operating lease agreements as of December 31, 1999 are as follows (in thousands):

                                                                   Net Operating
         Years Ending      Operating           Subleases               Lease
         December 31,        Leases              Income             Commitments
         ------------      -----------         -----------         -------------
            2000             $   370             $  (187)            $   183
            2001                 325                (180)                145
            2002                 326                (177)                149
            2003                 324                (169)                155
                             -------             -------             -------
                             $ 1,345             $  (713)            $   632
                             =======             =======             =======

        In November 1999, the Company entered into a four year agreement to sublease approximately 6,400 square feet of the Company's operating facility. The Company receives sublease income of approximately $15,000 per month.

        Total rent expense for the years ended December 31, 1999 and 1998 was $814,000 and $282,000, respectively, net of sublease income of $30,000 and $0, respectively. During 1999, the Company abandoned facilities in four cities, with total remaining commitments in these facilities amounting to $14,000, which are due through April 30, 2000. The abandoned facilities expenses were included in accrued liabilities as of December 31, 1999.

8.      Stock Option Plan and Warrants

In May 1997, the Company established a stock option plan (the Plan) under which incentive and non-qualified options to purchase a total of 1,265,000 shares of its common stock may be granted to eligible employees, officers, and directors. The Board of Directors increased the options pool to 2,373,000 shares in September 1998 and to 3,373,000 in April 1999. Options granted vest over four years and have a term of ten years, except certain options granted to officers, directors and outside consultants may vest over a shorter period as determined by the Board of Directors.

A summary of the Company's outstanding stock options at December 31, 1999 and 1998, and changes during the years then ended is presented in the tables below (shares in thousands):

                                                               Weighted
                                                Shares          Average
                                                Under        Exercise Price
                                                Option         Per Share
                                              ----------     -------------
Outstanding, December 31, 1997                   725            $0.10
Granted                                        1,494             0.10
Exercised                                        (99)            0.10
Forfeited                                       (369)            0.10
                                              ------            -----
Outstanding, December 31, 1998                 1,751             0.10
                                              ------            -----
Granted                                        2,049             0.27
Exercised                                       (250)            0.10
Forfeited                                     (1,939)            0.16
                                              ------            -----
Outstanding, December 31, 1999                 1,611            $0.24
                                              ------            -----
Exercisable, December 31, 1999                   372            $0.14
                                              ------            -----
Weighted average fair value of options
  granted                                      $0.34
                                              ------


                                           Wtd. Average
                                             Remaining
      Ranges of Exercise   Number        Contractual Life      Wtd. Average
            Prices         Outstanding      (in years)        Exercise Price
      ------------------   -----------   ----------------     --------------
          .10 - .15             472            8.18                $.11
                .30           1,139            9.82                $.30
                            -------
                              1,611

The Company accounts for options and warrants under APB Opinion No. 25, under which no compensation cost has been recognized for the employees, officers, or directors stock option awards. The Company has elected to follow the disclosure provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation".

If the Company had elected to recognize compensation expense as prescribed by SFAS 123, net loss would have been increased to the pro forma amounts for the years ended December 31, 1999 and 1998 as follows (in thousands):

                               1999                1998
                            ---------            ---------
Net loss as reported        $(13,002)             $(5,575)
Net loss pro forma          $(13,073)             $(5,616)

The fair value of each option granted is estimated on the date of grant using an option pricing model with the following weighted-average assumptions used for grants in 1999 and 1998: risk-free interest rates of 6 percent; no expected dividend yield; expected lives of five years and no expected volatility.

In 1999, in connection with the issuance of convertible debt, the Company issued 20,000 warrants to purchase Series C Preferred stock at $1.486 per share (Note
6). The warrants were valued at $8,000 using the Black-Scholes pricing model. The fair value of the warrants was recorded against the Series C Preferred Stock account as a cost of raising capital.

As of December 31, 1999, there were 66,000 warrants outstanding to purchase common stock, 47,000 warrants outstanding to purchase Series A Preferred stock and 20,000 warrants outstanding to purchase Series C Preferred stock.

9.      Subsequent events

In March 2000, the Company issued $1,877,000 of subordinated, convertible promissory notes. Each note is automatically convertible into Series D Preferred stock at a conversion price equal to the price paid by the investors purchasing the Series D Preferred stock upon the closing of the sale of the Company's Series D Preferred stock which results in aggregate cash proceeds to the Company of an amount equal to or greater than $5,000,000. Interest on the outstanding principal balance will be paid at the rate of 9 percent per annum, compounded annually based on a 365-day year. Any unpaid accrued interest on this note shall be paid in cash at the time of the conversion.

10.     Event Subsequent to Date of Auditors' Report (Unaudited)

On July 19, 2000, the Company and Digital Impact, Inc. ("Digital") entered into a merger agreement ("Merger Agreement") which resulted in the Company becoming a wholly owned subsidiary of Digital.

        On July 31, 2000, the shareholders of the Company ratified the Merger Agreement. Under the terms of the Merger Agreement, Digital issued approximately 1,855,700 shares of its common stock for all the Company's common and preferred stock. In addition, Digital assumed all outstanding stock options and warrants of the Company and, consequently, has reserved approximately 132,700 shares of its common stock for issuance upon the exercise of these options and warrants. The merger is intended to qualify as a tax-free reorganization to the Company's shareholders.



14